EXHIBIT 5







                                July 31, 2001





United Stationers Supply Co.
2200 East Golf Road
Des Plaines, IL  60016-1267

     Re:  United Stationers Inc. 2000 Management Equity Plan,
          United Stationers Inc. Retention Grant Plan and
          United Stationers Inc. Directors Grant Plan
          Registration Statement on Form S-8
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Ladies and Gentlemen:

This opinion is furnished in connection with the registration by United Stationers Inc. (the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), being filed on or about the date of this letter with the Securities and Exchange Commission of shares of Common Stock of the Company, par value $0.10 per share (the "Shares"), to be offered and sold by the Company in connection with the United Stationers Inc. 2000 Management Equity Plan, United Stationers Inc. Retention Grant Plan and United Stationers Inc. Directors Grant Plan.

As Senior Vice President, General Counsel and Secretary, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the pertinent documents, that the Shares, when issued by the Company pursuant to the United Stationers Inc. Retention Grant Plan and the United Stationers Inc. Directors Grant Plan and when issued by the Company upon exercise of the options and receipt by the Company of the exercise price therefor in accordance with the option terms and pursuant to the United Stationers Inc. 2000 Management Equity Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Shares under the 1933
Act.

                              Very truly yours,

                              /s/ Susan Maloney Meyer
                              -----------------------
                              Susan Maloney Meyer